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                                                                       EXHIBIT 4




               NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                        CUSIP NO. 00758W 10 3


NUMBER                                                  SHARES

     -X-                Advanced Lumitech, Inc.              -XX-


        AUTHORIZED COMMON STOCK: 100,000,000 SHARES . PAR VALUE: $.001



THIS CERTIFIES THAT
                                   SPECIMEN
IS THE RECORD HOLDER OF

             -- Shares of ADVANCED LUMITECH, INC. Common Stock --

       transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.


          Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:_____________________________

      /s/ Francois Planche                                 /s/ Patrick Planche
-----------------------------------    [Corporate Seal]  -----------------------

                       Secretary                                     President